SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): OCTOBER 30, 2003
                                                         ----------------


                           DELTA FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                    1-12109                  11-33336165
         --------                    -------                  -----------
(State or other jurisdiction (Commission File Number) (IRS Employer ID Number) of incorporation)



          1000 WOODBURY ROAD, SUITE 200, WOODBURY, NEW YORK   11797-9003
          -------------------------------------------------   ----------
               (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code: (516) 364-8500
                                                           --------------



                                       N/A
                                      ----
          (Former name or former address, if changed since last report)

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ITEM 9. REGULATION FD DISCLOSURE

      On October 31, 2003, Delta Financial Corporation issued a press release announcing that it redeemed at par all of its outstanding 9.5% Senior Notes due 2004 on October 30, 2003 for an aggregate redemption price, including principal and accrued interest, of approximately $11 million. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

      The information set forth in this report and the exhibit hereto shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.




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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      DELTA FINANCIAL CORPORATION

                                      By: /S/ MARC E. MILLER
                                      Name: Marc E. Miller
                                      Title: Senior Vice President and Secretary


Dated: November 4, 2003




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